UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2005

Maverick Tube Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-10651	43-1455766
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

16401 Swingley Ridge Road, Seventh Floor Chesterfield, Missouri	63017
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 733-1600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Amendment to Convertible Note Hedge Transaction
Amendment to Warrant Transaction
News Release

Item 1.01 Entry into a Material Definitive Agreement
Amendments to Convertible Note Hedge and Warrant Transactions
On November 16, 2005, Maverick Tube Corporation (the “Company”) entered into amendments to the convertible note hedge transaction (the “Hedge Transaction”) and warrant transaction (the “Warrant Transaction”), both originally dated November 9, 2005, with Morgan Stanley & Co. International Limited (“MSIL”), an affiliate of Morgan Stanley & Co. Incorporated (the “Initial Purchaser”). See Item 3.02 of this Current Report on Form 8-K for a description of the amendments to the Hedge Transaction and the Warrant Transaction.
Item 3.02 Unregistered Sales of Equity Securities.
Convertible Senior Subordinated Notes
On November 18, 2005, the Company issued an additional $30 million aggregate principal amount of 1.875% Convertible Senior Subordinated Notes due 2025 (the “Additional Notes”) pursuant to the exercise in full by the Initial Purchaser of the overallotment option contained in the Purchase Agreement dated November 9, 2005 between the Company and the Initial Purchaser. The Additional Notes were sold to the Initial Purchaser in a private placement for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the Purchase Agreement, the purchase price paid by the Initial Purchaser for the Additional Notes was 97.375% of the initial offering price thereof. The Additional Notes were issued pursuant to an Indenture dated as of November 15, 2005 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as Trustee. See Item 3.02 of our Current Report on Form 8-K, dated November 16, 2005, for a description of the Indenture and the Notes (including the Additional Notes) issued pursuant thereto.
Amendments to Convertible Note Hedge and Warrant Transactions
On November 16, 2005, the Company entered into amendments to the Hedge Transaction and the Warrant Transaction with MSIL. The amendment to the Hedge Transaction increased the scope of the Hedge Transaction to correspond to the issuance of the Additional Notes. The amendment to the Warrant Transaction resulted in the sale by the Company of 739,218 additional warrants on its common stock. The Company paid a premium of approximately $11.3 million for the amendment to the Hedge Transaction and received a premium of approximately $7.7 million for the amendment to the Warrant Transaction, for a net cost of approximately $3.6 million. After giving effect to the amendment to the Warrant Transaction, the Company has sold warrants on 6,160,150 shares of the Company’s common stock.
Except as specified in the amendments, the terms of the Hedge Transaction and the Warrant Transaction remain the same. See Item 3.02 of our Current Report on Form 8-K, dated November 16, 2005, for a description of the Hedge Transaction and the Warrant Transaction.
        .

We issued and sold the additional warrants in transactions exempt from the registration requirements of the Securities Act because the offer and sale did not involve a public offering. There were no underwriting commissions or discounts in connection with the sale of the warrants.
The preceding description of the amendments to the Hedge Transaction and the Warrant Transaction is qualified in its entirety by reference to Exhibits 10.1 and 10.2, respectively, which are incorporated by reference herein.
Item 8.01 Other Events
On November 18, 2005, the Company issued a News Release announcing that Morgan Stanley, the initial purchaser of our previously announced private offering of $220 million aggregate principal amount of 1.875% Convertible Senior Subordinated Notes due 2025, had exercised in full its overallotment option to purchase $30 million of additional notes. The issuance of the additional notes closed on November 18, 2005. A copy of the News Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

No.	Description
10.1	Amendment, dated November 16, 2005, to convertible note hedge transaction confirmation dated November 9, 2005, by and between Morgan Stanley & Co. International Limited and the Company

10.2	Amendment, dated November 16, 2005, to warrant transaction confirmation dated November 9, 2005, by and between Morgan Stanley & Co. International Limited and the Company

99.1	News Release, dated November 18, 2005, issued by Maverick Tube Corporation announcing that Morgan Stanley, the initial purchaser of our previously announced private offering of $220 million aggregate principal amount of 1.875% Convertible Senior Subordinated Notes due 2025, had exercised in full its overallotment option to purchase $30 million of additional notes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 22, 2005

MAVERICK TUBE CORPORATION
By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Senior Vice President — Finance, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Amendment, dated November 16, 2005, to convertible note hedge transaction confirmation dated November 9, 2005, by and between Morgan Stanley & Co. International Limited and the Company

10.2	Amendment, dated November 16, 2005, to warrant transaction confirmation dated November 9, 2005, by and between Morgan Stanley & Co. International Limited and the Company

99.1	News Release, dated November 18, 2005

5